SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2007

STERLING EQUITY HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Nevada	0-33239	88-0485488
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation or organization)

5051 Westheimer Rd, Suite 700
Houston, Texas 77056

(Address of Principal Executive Offices)(Zip Code)

713-621-0577

(Issuer Telephone number)

1600 Airport Freeway, Suite 370, Bedford, Texas 76022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2007, Thomas Mathew resigned as President and a Director of Sterling Equity Holdings, Inc. (the “Company”). Mr. Mathew cited no specific reasons for his resignation other than his desire to pursue other interests.

Also effective August 31, 2007, Ron F. Bearden was appointed as President of the Company. Mr. Bearden has served as a director of the Company since September 2002 and served as Chairman, President and Chief Executive Officer of the Company from September 2002 until January 2004. From 1998 to February 2004, Mr. Bearden also served as President of Sterling REIT, Inc., a real estate investment and development company. For more than five years, Mr. Bearden has served as the principal officer of R.F. Bearden Associates, a management consulting firm. Since December 2003, Mr. Bearden has served as a principal of Old Capital Partners, L.P., a commercial real estate lender. Since December 2004, Mr. Bearden has served as President of ITI Capital, Inc., a financial services firm.

Item 8.01.	Other Events.

Effective August 31, 2007, the Company relocated its corporate offices to 5051 Westheimer Rd., Suite 700, Houston, Texas 77056.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING EQUITY HOLDINGS, INC.

Dated: Sept. 5, 2007	By:
Ron F. Bearden
President